EXHIBIT 23.2

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, NW
Washington, D.C 20549



                        Consent of Independent Certified Public Accountants





We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-8 of PocketSpec Technologies Inc. of our report dated April 28, 2002 relating to the consolidated financial statements of PocketSpec Technologies Inc. and to the reference made to our firm under the caption "Experts" which appear in such documents.







Denver, Colorado
June 16, 2003